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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to references to the use of the name H.J. Gruy and Associates, Inc. and of references to H. J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated September 25, 1997, August 28, 1998 and August 2, 1999, prepared for Queen Sand Resources, Inc. in the Annual Report on Form 10-K of Queen Sand Resources, Inc. for the filing dated August 28, 2000, and by incorporation by reference in the Registration Statements (Form S-3 Number 333-47577, Number 333-61375, Number 333-70993, and Number 333-78001 and Form S-8 Number 333- 67951) of Queen Sand Resources, Inc. and in the related prospectuses.





                                          H.J. GRUY AND ASSOCIATES, INC.
                                          Texas Registration Number F-000637

                                          By: /s/ ROBERT J. NAAS
                                              ----------------------------------

                                          Name: Robert J. Naas
                                          Title: Executive Vice President

Dallas, Texas
August 25, 2000